UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2022

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Invesco Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)
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Maryland	333-254931	83-2188696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2001 Ross Avenue
Suite 3400
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 715-7400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02	Unregistered Sales of Equity Securities.
On April 27, 2022, Invesco Real Estate Income Trust Inc. (the “Company”) sold 1,392,047 unregistered Class N shares of common stock to an affiliate of Invesco Advisers, Inc., the Company's adviser (the "Adviser"), at a price per share of $31.7518 for total aggregate consideration of $44.2 million. The price per share is equal to the net asset value per share of the Company’s Class N common stock as of March 31, 2022. The offer and sale of these shares was exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereunder as they did not involve any public offering.

Item 8.01	Other Events.
Everly Roseland Apartments Property Acquisition
As previously reported, on February 28, 2022, Roseland Residences Investors, LLC (the “Buyer”) entered into a Real Estate Sale Agreement (the “Purchase Agreement”) with Roseland Owner LLC (the “Seller”). The Company indirectly owns a 95% interest in the Buyer. The Seller is not affiliated with the Company, the Company's sponsor, the Adviser or any of their affiliates. Under the terms of the Purchase Agreement, the Buyer agreed to purchase an apartment property located in Roseland, New Jersey (the “Property”) for a gross purchase price of $160.5 million, exclusive of closing costs. The Property is comprised of 30 two-story buildings, with 384,480 square feet of net rentable area, containing 360 units and 777 parking spaces. On April 28, 2022, the Buyer completed the purchase of the Property from the Seller.
April 2022 Distributions
On April 29, 2022, the Company declared distributions for each class of its common stock in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distribution
Class T Common Stock	$0.1440	$0.0756	$0.2196
Class S Common Stock	$0.1440	$0.0758	$0.2198
Class D Common Stock	$0.1440	$0.0222	$0.1662
Class I Common Stock	$0.1440	$0.0000	$0.1440
Class E Common Stock	$0.1440	$0.0000	$0.1440
Class N Common Stock	$0.1440	$0.0000	$0.1440
The net distribution for each class of common stock is payable to stockholders of record immediately following the close of business on April 30, 2022 and will be paid on or about May 11, 2022. These distributions will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan. For Class T, Class S and Class D Common Stock, the stockholder servicing fee in the distribution above results in a net distribution higher than the gross distribution because it includes an adjustment for stockholder servicing fees from prior monthly distributions. The adjustment for Class T, Class S and Class D Common Stock is $0.0757 per share, $0.0758 per share and $0.0222 per share, respectively, and results in a positive adjustment for stockholder servicing fees in this distribution.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Real Estate Income Trust Inc.

By: /s/ R. Lee Phegley, Jr.
R. Lee Phegley, Jr.
Chief Financial Officer

Date: April 29, 2022